EXHIBIT 32.2

CERTIFICATIONS PURSUANT TO
SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

STATEMENT

    In connection with the Quarterly Report on Form 10-Q of Butler International, Inc. (the "Company") for the period ended June 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Craig S. Tireman, as Vice President - Finance and Controller of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)        The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)        The information contained in the Report fairly presents, in all material respects, the financial conditions and results of operations of the Company.

Date: August 10, 2004	/s/ Craig S. Tireman
Craig S. Tireman
Vice President - Finance
and Controller

    A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.